AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 1999
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                         STREICHER MOBILE FUELING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 --------------

            FLORIDA                                5172                        65-0707824
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                                 --------------

                              2720 N.W. 55TH COURT
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 739-3880
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                 --------------

                              STANLEY H. STREICHER
                             CHIEF EXECUTIVE OFFICER
                         STREICHER MOBILE FUELING, INC.
                              2720 N.W. 55TH COURT
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 739-3880
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------
                          COPIES OF COMMUNICATIONS TO:
                            KENNETH C. HOFFMAN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                              PHONE: (305) 579-0500
                               FAX: (305) 579-0717

                                 --------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        From time to time after the effective date of this Registration
        Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _____
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ______
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                -----------------

                                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
              TITLE OF SHARES                       AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
             TO BE REGISTERED                  TO BE REGISTERED        AGGREGATE PRICE     AGGREGATE OFFERING     REGISTRATION FEE
                                                                         PER UNIT (1)                                 PRICE (1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share       1,350,000 shares (2)       $6.90 - 9.30           $9,795,000             $2,723.01
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(g) of the Securities Act on the basis of the exercise prices of the warrants and options pursuant to which the shares being registered are to be issued.

(2) Such number represents the number of shares of common stock that are currently issuable upon exercise of the redeemable warrants; pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon exercise of the warrants or underwriter's option as a result of antidilution provisions of these securities. Pursuant to Rule 457(i), no registration fee is required for these shares.

                                 ---------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 2, 1999

                         STREICHER MOBILE FUELING, INC.

                        1,350,000 SHARES OF COMMON STOCK

                            -------------------------


         We issued 1,150,000 warrants in our initial public offering in December 1996. We also granted to the underwriter of our initial public offering an option to purchase 100,000 shares of common stock and 100,000 warrants. This prospectus covers the common stock issuable upon exercise of the warrants and the underwriter's option (including the underlying warrants).

         The warrants are exercisable until 5:00 p.m., New York time, on December 11, 2001 at an exercise price of $6.90 per share of common stock, subject to adjustment in certain events. The underwriter's option is exercisable until 5:00 p.m., New York time, on December 11, 2001 at an exercise price of $9.30 per share of common stock and $.19375 per warrant, subject to adjustment in certain events. The exercise price of the underwriter's warrants is $9.30 per share of common stock.

         We may redeem the warrants, at a redemption price of $0.01 per warrant, if the average closing bid price of our common stock equals or exceeds $10.50 per share for twenty consecutive trading days.

         For more information concerning the terms of the warrants, see "Description of the Warrants and Underwriter's Option" on page 8.

         Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "FUEL," and the warrants are quoted on the Nasdaq SmallCap Market under the symbol "FUELW." On July 28, 1999, the closing price of our common stock was $8.25 per share and the closing price of the warrants was $2.50 per warrant.

                            -------------------------

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DESCRIPTION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK.

                            -------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

         The date of this Prospectus is                ,1999

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus provides you with a general description of our warrants and the common stock issuable upon exercise of the warrants. You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains or incorporates by reference statements about our future that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus or any other document incorporated by reference are forward-looking. In some cases, you can identify these forward-looking statements by terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. In evaluating these statements, you should specifically consider various factors, including the risks outlined under the caption "Risk Factors" in this prospectus. You should pay particular attention to the cautionary statements involving our history of losses, our capital requirements, our expansion and acquisition strategies, competition and government regulation. These factors and the others set forth under "Risk Factors" may cause our actual results to differ materially and adversely from any forward-looking statement.

                            -------------------------

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
About This Prospectus..........................................................2
Special Note Regarding Forward-Looking Statements..............................2
Prospectus Summary.............................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................7
Plan of Distribution...........................................................7
Description of The Warrants and Underwriter's Option...........................8
Legal Matters..................................................................9
Experts........................................................................9
Where You Can Find More Information............................................9

                            -------------------------

                               PROSPECTUS SUMMARY

      Because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. When used in this prospectus, the terms "we," "our" and "us" refer to Streicher Mobile Fueling, Inc.

                         STREICHER MOBILE FUELING, INC.

      We provide mobile fueling services, primarily to customers which operate large fleets of vehicles (such as governmental agencies, utilities, major trucking lines, hauling and delivery services and national courier services). Our custom fuel trucks deliver fuel on a regularly scheduled or as needed basis directly to vehicles at customer locations, assuring our customers a dependable supply of fuel at competitive rates. We utilize our proprietary electronic fuel management system to measure, record and track fuel dispensed to each vehicle fueled at a customer location. This allows us to verify the amount of fuel delivered and provides our customers with customized fleet fuel data for management analysis and tax reporting. Additionally, our fuel management system reduces the risk of employee theft by dispensing fuel only to authorized vehicles.

      We believe that mobile fueling provides several economic and other advantages to our customers, including:

      o eliminating the costs and potential environmental liabilities associated with equipping and maintaining fuel storage and dispensing facilities,

      o reducing labor and administrative costs associated with fueling vehicles, and

      o   providing centralized control over fuel inventories and usage.

      We presently operate seven Florida locations and from locations in Los Angeles and San Jose, California, Atlanta, Georgia; Chattanooga and Kingsport, Tennessee, Dallas/Fort Worth, Houston and San Antonio, Texas, and Kenner, Louisiana. During April 1999, we operated a fleet of 80 custom fuel trucks and were delivering fuel at a rate of over 4.8 million gallons per month.

                                                    THE OFFERING

 Securities Offered........................         1,350,000 shares of common
                                                    stock, consisting of:

                                                    o    1,150,000 shares of
                                                         common stock issuable
                                                         upon exercise of our
                                                         outstanding warrants,

                                                    o    100,000 shares of
                                                         common stock issuable
                                                         upon exercise of an
                                                         option granted to the
                                                         underwriter of our
                                                         initial public
                                                         offering, and

                                                    o    100,000 shares of
                                                         common stock underlying
                                                         the warrants issuable
                                                         upon exercise of the
                                                         underwriter's option.

 Offering Price Per Share..................         The price per share of the
                                                    common stock offered hereby
                                                    is:

                                                    o    $6.90 for the common
                                                         stock issuable upon
                                                         exercise of our
                                                         outstanding warrants,
                                                         and

                                                    o    $9.30 for the common
                                                         stock issuable upon
                                                         exercise of the
                                                         underwriter's option,
                                                         including the shares
                                                         issuable upon exercise
                                                         of the underlying
                                                         warrants.

 Use of Proceeds...........................         We will use the net proceeds
                                                    of this offering, if any,
                                                    for general corporate
                                                    purposes, including working
                                                    capital.

 Trading...................................         Our common stock is quoted
                                                    on the Nasdaq SmallCap
                                                    Market under the symbol
                                                    "FUEL."  The warrants are
                                                    quoted on the Nasdaq
                                                    SmallCap Market under the
                                                    symbol "FUELW."

                                  RISK FACTORS

      You should carefully consider the following factors and other information included or incorporated by reference in this prospectus before investing in the common stock.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR FURTHER LOSSES

      We have incurred significant losses during the past several years. We incurred net losses of $1.1 million during fiscal 1999, $475,000 during fiscal 1998 and $429,000 during fiscal 1997. As of April 30, 1999, we had an accumulated deficit of $1.6 million. We cannot assure you that we will not continue to incur losses in the future.

OUR BUSINESS REQUIRES SUBSTANTIAL AMOUNTS OF CAPITAL

      Our business is capital intensive and we will continue to require substantial capital in order to operate and expand. Our primary long-term and working capital requirements have been to fund capital expenditures for custom fuel trucks and related equipment and working capital for the financing of customer accounts receivable. Historically, we have depended primarily on debt financing for our purchases of custom fuel trucks. We expect our debt to increase in the future as we borrow additional funds to acquire new vehicles, for acquisitions, working capital or other corporate purposes. If we are unable to obtain sufficient additional capital in the future, we may have to limit our growth.

WE MAY NOT BE ABLE TO SUCCESSFULLY EXPAND OUR BUSINESS

      A significant element of our growth strategy is to expand our business into additional major metropolitan areas. We also seek to increase the amount of business in markets we currently serve.

      Our ability to expand our business will depend, among other things, on whether we can:

      o demonstrate the benefits of mobile fueling to potential new customers;

      o    successfully establish and operate new locations;

      o    hire and retain qualified management; marketing and other personnel;

      o obtain adequate financing for vehicle purchases and working capital purposes;

      o secure adequate sources of supply on a timely basis and on commercially reasonable terms; and

      o    successfully manage our growth.

      We cannot assure you that we will be able to successfully enter new markets or expand our business in markets we currently serve.

OUR ACQUISITION STRATEGY HAS CERTAIN RISKS

      Our acquisition strategy is subject to the following risks:

      o we may not be able to identify additional suitable acquisition candidates available for sale at reasonable prices,

      o acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain our standards, controls and procedures,

      o we may not be able to consummate any acquisition or successfully integrate the services and personnel of any acquisition into our operations,

      o we may acquire companies in markets in which we have little experience, and

      o we may be required to incur debt or issue equity securities, which may be dilutive to existing shareholders, to pay for acquisitions.

WE COULD LOSE ONE OF OUR MAJOR CUSTOMERS

      Revenue from our three largest customers totaled approximately $10.8 million in fiscal 1999, $13.8 million in fiscal 1998 and $12.6 million in fiscal 1997. Our business would be adversely affected if we lost one or more of these customers.

WE DO NOT HAVE WRITTEN AGREEMENTS WITH MOST OF OUR CUSTOMERS

      We do not have written agreements with most of our customers. Therefore, these customers can terminate our mobile fueling services at any time and for any reason. Our business would be adversely affected if we lost one or more of our major customers or if we experience a high rate of contract terminations.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

      We compete for customers with other distributors of fuel, including several regional distributors and numerous small independent operators. Based on our review of publicly available documents, we believe some of our existing competitors have significantly greater financial or marketing resources, than we do. We also compete for customers whose drivers fuel their own vehicles at retail gas stations. We also could encounter competition from companies which distribute fuel and other similar oil products, some of which are larger, more established and have greater financial, marketing and other resources than we do. In addition, some of our customers are capable of providing the same services to their vehicles directly.

      Our ability to compete depends on many factors, some of which are outside of our control. These factors include including price, reliability, credit terms, name recognition, delivery time and service and support. We cannot assure you that we will remain competitive.

OUR INSURANCE MAY NOT BE ADEQUATE

      Our operations involve hazards and risks incidental to handling, storing and transporting gasoline and diesel fuel, which are classified as hazardous materials. Although we believe that our current insurance coverage is adequate, we cannot assure you that our coverage will be sufficient to protect us from liabilities and expenses that may arise from claims for personal and property damage arising in the ordinary course of our business. We also cannot assure you that we will be able to maintain our current levels of insurance or that we will be able to insure our operations at economical prices.

OUR BUSINESS IS SUBJECT TO NUMEROUS GOVERNMENT REGULATIONS

      Our business is subject to numerous federal, state and local laws. We cannot determine the extent to which our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations. The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent. These laws may impose penalties or sanctions for damages to natural resources or threats to public health and safety. Such laws and regulations may also expose us to liability for the conduct of or conditions caused by others, or for our own acts, even if they were in compliance with all applicable laws at the time such acts were performed. Sanctions for noncompliance may include revocation of our permits, corrective action orders, administrative or civil penalties and criminal prosecution. Certain environmental laws provide for joint and several liability for remediation of spills and releases of hazardous substances. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, as well as damage to natural resources.

      The transportation of gasoline and diesel fuel is subject to regulation by various federal, state and local agencies, including the DOT. These regulatory authorities have broad powers, and we are subject to regulatory and legislative changes that can affect the economics of our industry by requiring changes in operating practices or influencing the demand for, and the cost of providing, our services. Among other things, our drivers must possess a commercial drivers license with a hazardous materials endorsement. We are also subject to the rules and regulations of the Hazardous Materials Transportation Act. For example, our drivers and their equipment must comply with DOT's pre-trip inspection rules, documentation requirements and limitations on the amount of fuel transported as well as driver time limitations. Additionally, we are subject to DOT inspections which occur at random intervals. If we are found to have material violated DOT rules or the Hazardous Materials Transportation Act, we could be subject to citations and/or fines.

      We depend on the supply of gasoline and diesel fuel from the oil and gas industry. Therefore, we are affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally.

      Although we believe that we are in substantial compliance with existing laws and regulations, we cannot assure you that we will not incur substantial costs for compliance with such laws and regulations in the future. Moreover, it is possible that future laws and regulations, such as stricter environmental laws, regulations and enforcement policies, will result in us incurring additional, presently unquantifiable, costs or liabilities.

CHANGES IN ENVIRONMENTAL REQUIREMENTS MAY REDUCE THE MARKET FOR OUR SERVICES

      We expect to derive a significant amount of our future business by converting to mobile fueling customers fleet operators that currently utilize underground fuel storage tanks for their fueling needs. Under current federal regulations, the owners of such underground storage tanks were required, by December 1998, to remove or retrofit such tanks to comply with technical requirements pertaining to their construction and operation. If the date for compliance with such regulations is extended, or if other, more economical means, of compliance are developed or adopted by owners of underground storage tanks, our opportunity to market our services to such persons may be adversely affected.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY

      The trading price of the our common stock fluctuates significantly. For example, during the 52-week period ended June 30, 1999, the reported closing price of our common stock on the Nasdaq SmallCap Market was as high as $7.00 and as low as $1.75. The trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

      o    quarterly variations in our operating results,

      o    the introduction of new services by us or our competitors,

      o changes in financial estimates or recommendations by securities analysts, and

      o    the operating and stock price performance of other companies.

                                 USE OF PROCEEDS

      We estimate that the proceeds to us from this offering will be approximately $9.8 million. This assumes that all of our outstanding warrants are exercised, the underwriter's option is exercised and the warrants underlying the underwriter's option are exercised. We estimate that our expenses in connection with this offering will be approximately $15,000.

      We will use the net proceeds of this offering, if any, for general corporate purposes, including working capital.

                              PLAN OF DISTRIBUTION

      This offering is being made by Streicher Mobile Fueling and is not underwritten. We will issue the shares of common stock offered pursuant to this prospectus from time to time, if and when our outstanding warrants or the underwriter's option are properly exercised.

      In connection with our initial public offering we agreed to pay Argent Securities, Inc. a warrant solicitation fee equal to 5% of the exercise price of the warrants exercised. We will pay this warrant solicitation fee if all of the following conditions are met:

      o the market price of our common stock on the date that any warrant is exercised is greater than the exercise price of the warrant;

      o    the exercise of such warrant was solicited by Argent Securities;

      o if the warrant was held in a discretionary account, Argent Securities received prior specific written approval for exercise from its customer;

      o Argent Securities disclosed this compensation to the warrant holder prior to or upon the exercise of the warrant;

      o Argent Securities' solicitation of the exercise is not in violation of the Exchange Act;

      o Argent Securities provided bona fide services in exchange for the warrant solicitation fee; and

      o Argent Securities has been specifically designated in writing by the holder of the warrants as the broker.

      We are not required to pay the warrant solicitation fee if to do so would be inconsistent with the guidelines of the NASD and the rules and regulations of the SEC.

              DESCRIPTION OF THE WARRANTS AND UNDERWRITER'S OPTION

WARRANTS

      The warrants were issued under a warrant agreement dated as of November 29, 1996, between us and American Stock Transfer & Trust Company, as warrant agent. The following summarizes some, but not all, of the provisions of the warrants. You should refer to the warrant agreement for the definitive terms and conditions of the warrants. The warrant agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

      Each warrant entitles the holder to purchase one share of common stock at a price of $6.90 per share. The warrants expire at 5:00 p.m., New York time, on December 11, 2001.

      The number of shares of common stock that may be purchased upon exercise of the warrants will be adjusted if we make a dividend distribution our stockholders or subdivide, combine or reclassify our outstanding shares of common stock. In addition, the exercise price of the warrants will be adjusted if we issue additional common stock or rights to acquire common stock at a price per share than is less than the current market price per share of common stock. For this purpose, the term "current market price" means the average of the daily closing prices for the twenty consecutive trading days ending three days prior to the issuance or record date. However, the exercise price of the warrants will not be adjusted if we issue options under our stock option plans, or if we issue common stock upon exercise of these options, the underwriter's options (or the warrants issuable to the underwriter when it exercises this option) or any other options or warrants that were outstanding as of December 11, 1996. The exercise price of the warrants will also be adjusted if we consolidate or merge and make a distribution to our stockholders of our assets or evidences of indebtedness (other than cash or stock dividends).

      We may redeem the warrants, at a redemption price of $0.01 per warrant, at any time upon thirty days' prior written notice, if the average closing bid price of our common stock equals or exceeds $10.50 per share for twenty consecutive trading days.

      We may at any time extend the exercise period of the warrants. If we do so, we will give written notice of the extension to the warrant holders prior to the expiration date in effect at the time of the extension. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if our Board of Directors deems it appropriate. We do not presently contemplate any extension of the exercise period or a reduction in the exercise price of the warrants.

UNDERWRITER'S OPTION

      In connection with our initial public offering we sold Argent Securities, Inc., the underwriter, an option to purchase up to 100,000 shares of common stock and warrants, at an exercise price of $9.30 per share of common stock and $.19375 per warrant. The exercise price of the warrants underlying the underwriter's option is $9.30 per share of common stock. The underwriter's option expires at 5:00 p.m., New York time, on December 11, 2001. The exercise price of the warrants subject to the underwriter's option and the number of shares of common stock covered by these warrants, are subject to adjustment on the similar terms as our other outstanding warrants.

                                  LEGAL MATTERS

      Greenberg Traurig, P.A., Miami, Florida will provide us with an opinion as to legal matters in connection with the common stock offered by this prospectus.

                                     EXPERTS

      The consolidated balance sheet of Streicher Mobile Fueling, Inc. as of January 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended January 31, 1999 incorporated herein by reference have been audited by KPMG LLP, independent certified public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

      The consolidated balance sheet of Streicher Mobile Fueling, Inc. as of January 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended January 31, 1998 incorporated herein by reference have been audited by Arthur Andersen LLP, independent certified public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we later file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until this offering is completed:

         1. Our Annual Report on Form 10-K for the fiscal year ended January 31, 1999,

         2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999,

         3. Our Proxy Statement for our 1999 Annual Meeting filed on July 2, 1999, and

         4. The description of our Common Stock contained in the Registration Statement on Form 8-A filed on December 5, 1996, under Section 12(g) of the Exchange Act.

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

      Streicher Mobile Fueling, Inc.
      2720 N.W. 55th Court
      Fort Lauderdale, Florida  33309
      Attention:  Secretary
      (954) 738-3880

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is not an offer of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The Company estimates that expenses payable by it in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

         Securities and Exchange Commission registration fee.......   $    2,723
         Printing expenses.........................................        3,500
         Accounting fees and expenses..............................        2,000
         Legal fees and expenses...................................        5,000
         Miscellaneous.............................................        1,777
                                                                        --------
              Total................................................   $   15,000
                                                                        ========
      The Company will pay all expenses of registration of the common stock being offered under this registration statement.

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16.            EXHIBITS

EXHIBIT             DESCRIPTION
-------             -----------
   3.1            Amended and Restated Articles of Incorporation (3.1) (1)
   3.2            Bylaws (3.2) (1)
   4.1            Form of Underwriters' Option Purchase Agreement (4.3) (1)
   4.2            Form of Warrant  Agreement  between the  Company  and
                  American  Stock  Transfer & Trust  Company (4.4)(1)
   5.1            Opinion of Greenberg Traurig, P.A., counsel to the Company (2)
  23.1            Consent of KPMG LLP (2)
  23.2            Consent of Arthur Andersen LLP (2)
  23.3            Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)
  24.1            Power of Attorney (included on signature page)
------------------
(1) Incorporated by reference to an exhibit shown in the preceding parentheses and filed with the Company's Registration Statement on Form SB-2 (Registration No. 333-14501).
(2)    Filed herewith.

ITEM 17.      UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on July 30, 1999.

                           STREICHER MOBILE FUELING, INC.

                           By: /s/ STANLEY H. STREICHER
                               -------------------------------------------
                           Stanley H. Streicher, Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanley H. Streicher and Walter B. Barrett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                         TITLE                                  DATE
                ---------                                         -----                                  ----
/s/ STANLEY H. STREICHER                    Chairman of the Board and Chief Executive                July 30, 1999
----------------------------------------    Officer (principal executive officer)
Stanley H. Streicher

                                            Vice President, Finance and Chief Financial              July 30, 1999
/s/ WALTER B. BARRETT                       Officer (principal financial and accounting
----------------------------------------    officer)
Walter B. Barrett

/s/ E. SCOTT GOLDEN                         Director                                                 July 30, 1999
----------------------------------------
E. Scott Golden

/s/ JOSEPH M. MURPHY                        Director                                                 July 30, 1999
----------------------------------------
Joseph M. Murphy

/s/ JOHN H. O'NEIL, JR.                     Director                                                 July 30, 1999
----------------------------------------
John H. O'Neil, Jr.

/s/ C. RODNEY O'CONNOR                      Director                                                 July 30, 1999
----------------------------------------
C. Rodney O'Connor

                                 EXHIBITS INDEX

EXHIBITS                    DESCRIPTION
--------                    -----------
5.1                         Opinion of Greenberg Traurig, P.A.,
                            Counsel to the Company

23.1                        Conset of KPMG LLP

23.2                        Conset of Arthur Andersen LLP